UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 14, 2005


                           INTERLINK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    0-21858                   77-0056625
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


          546 FLYNN ROAD, CAMARILLO, CALIFORNIA                   93012
         (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (805) 484-8855



                                    NO CHANGE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On November 14, 2005, Interlink Electronics, Inc. (the "Company") issued a press release indicating that the Company would not timely file its quarterly report on Form 10-Q for the period ended September 30, 2005 because the Company's Audit Committee is examining issues raised by the Company's previously announced intention to restate its historical financial results. As a result of the continuing examination, the Company is unable to complete its quarterly financial close process in a timely manner and, accordingly, the Company's auditors are unable to finalize their review of the Company's financial statements reportable in the Company's quarterly report on Form 10-Q for the third quarter of 2005. The Company previously filed for an extension of the reporting deadline; however, the extension period ended November 14, 2005 and thus the Company is delinquent in filing its quarterly report on Form 10-Q for the period ended September 30, 2005. The Audit Committee and its advisors will work diligently to complete their investigation with a view to permitting resumption of regular financial reporting at the earliest practicable date. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1     Press Release dated November 14, 2005.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  November 16, 2005.


                                         INTERLINK ELECTRONICS, INC.



                                         By   /S/ CHARLES C. BEST
                                            ------------------------------------
                                              Charles C. Best
                                              Chief Financial Officer


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